                                                                  Exhibit 10.14

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made and entered into effective as of April 10, 2000 (the "Effective Date") by and between GenRad, Inc., a Massachusetts corporation (including, for purposes of Sections 5, 6, 7 and 9, its direct and indirect subsidiaries, the "Company"), and Robert M. Dutkowsky, of Westboro, Massachusetts (the "Executive").

         In consideration of the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree as follows:

         1. EMPLOYMENT. Subject to the terms and conditions set forth in this Agreement, the Company hereby offers and the Executive hereby accepts employment by the Company on the Effective Date.

         2. CAPACITY AND PERFORMANCE.

                  (a) During his employment, the Executive shall serve as Chairman, President and Chief Executive Officer of the Company. In addition, if the Executive agrees to serve as a director of the Company or an officer and/or director of one or more of the Company's subsidiaries, he agrees to do so without further compensation.

                  (b) During his employment, the Executive shall be employed by the Company on a full-time basis and shall have all powers and duties consistent with his position as the Chairman, President and Chief Executive Officer of the Company, reporting to and subject to the direction and control of the Company's Board of Directors (the "Board"), and shall perform such other duties and responsibilities on behalf of the Company and its subsidiaries as may reasonably be designated from time to time by the Board consistent with the position of President and Chief Executive Officer.

                  (c) During his employment, the Executive shall devote substantially all of his business time and his best efforts, business judgment, skill and knowledge to the advancement of the business and interests of the Company and to the discharge of his duties and responsibilities hereunder. The Executive shall not engage in any other business activity or serve in any industry, trade, professional, governmental or academic position during his employment by the Company, except as may be expressly approved in advance by the Board in writing or to the extent that any such activity or service does not materially and adversely affect the discharge of his duties and responsibilities hereunder.



         3. COMPENSATION AND BENEFITS. As compensation for all services performed by the Executive under this Agreement and during his employment by the Company and subject to performance of the Executive's duties and obligations, pursuant to this Agreement or otherwise:

                  (a) BASE SALARY. The Company shall pay the Executive a base salary at the rate of Five Hundred Thousand Dollars ($500,000) per annum, payable at such time as base salaries are regularly paid to senior executives of the Company ("Base Salary").

                  (b) BONUS COMPENSATION.

                           (i) The Company shall pay the Executive a one-time
                  signing bonus equal to $125,000 (the "Signing Bonus") promptly following the execution and delivery of this Agreement by the Executive and the Company. Notwithstanding anything contained herein to the contrary, the Signing Bonus shall be subject to repayment by the Executive if the Executive terminates his employment without Good Reason (as defined below) or the Company terminates his employment for Cause (as defined below) within twelve months of the Effective Date. The amount of the Signing Bonus to be repaid shall be reduced by $10,416.67 for each full month during which the Executive's employment by the Company continues. Notwithstanding the foregoing, the Signing Bonus shall not be subject to repayment if (A) the Executive dies or his employment is terminated for disability pursuant to Section 4(b) below or (B) the Executive's employment is (x) terminated by the Company without Cause or (y) terminated by the Executive for Good Reason within thirty days after the occurrence of the event which gives rise to Good Reason. In the event that any portion of the Signing Bonus is to be repaid to the Company, the Executive shall repay such amount within five days of the termination of his employment or, at the Company's option, the amount shall be set off and deducted from other amounts, if any, owed by the Company to the Executive.

                           (ii) The Executive shall have the opportunity to
                  receive an annual bonus of up to one hundred percent (100%) of his Base Salary upon achievement of goals to be agreed upon by the Executive and the Compensation Committee of the Board. Any bonus shall be paid at such time as bonuses are regularly paid to senior executives of the Company.

                  (c) STOCK OPTION. The Executive shall receive a non-qualified stock option in the form attached to purchase five hundred thousand (500,000) shares of Common Stock of the Company on the second full business date following the date the Company publicly announces its financial results for the first quarter of fiscal 2000 (the "Stock Option").

                  (d) OTHER BENEFITS. During his employment and subject to any terms and conditions generally applicable to senior executives of the Company, the Executive shall be entitled to receive a car allowance and all employee benefits currently provided to senior executives of the Company so long as and to the extent any such benefit is provided by the Company and, with respect to benefits provided under benefit plans, provided that the Executive is otherwise eligible or insurable in accordance with the terms of the benefit plan. The Company may alter, modify, add to or delete any employee benefit maintained for its employees generally at any time as it, in its sole judgment, determines to be appropriate, without recourse by the Executive.

                  (e) BUSINESS EXPENSES. The Company shall pay or reimburse the Executive for all reasonable and necessary business expenses incurred or paid by the Executive in the performance of his duties and responsibilities hereunder, subject to any maximum annual limit and other reasonable restrictions on such expenses set by the Board and to such reasonable substantiation and documentation as may be specified by the Company from time to time consistent with the requirements imposed on other senior executives of the Company.

         4. TERMINATION OF EMPLOYMENT AND SEVERANCE BENEFITS. The Executive's employment hereunder shall terminate under the following circumstances:

                  (a) DEATH. In the event of the Executive's death, the Executive's employment hereunder shall immediately and automatically terminate. The Company shall pay to the Executive's designated beneficiary or, if no beneficiary has been designated by the Executive, to his estate any Base Salary earned but unpaid through the date of death.

                  (b) DISABILITY.

                         (i) The Company may terminate the Executive's
                  employment hereunder, upon notice to the Executive, in the event that the Executive becomes disabled through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his duties and responsibilities hereunder for an aggregate of 180 days during any period of 365 consecutive calendar days.

                        (ii) The Board may designate another employee to act in
                  the Executive's place during any period of the Executive's disability. Notwithstanding any such designation, the Executive shall continue to receive (A) Base Salary and (B) benefits in accordance with Section 3(d), to the extent permitted by the then-current terms of the applicable benefit plans and applicable law, until the earliest of the following:
                  (1) the Executive becomes eligible for disability income benefits under any disability income plan maintained by the Company, (2) the Executive becomes employed by another employer or (3) the first anniversary of the termination of his employment.

                       (iii) While receiving disability income payments under
                  any disability income plan maintained by the Company, the Executive shall not be entitled to receive any Base Salary or bonus under Section 3(b), but shall continue to participate in the Company's benefit plans in accordance with Section 3(d) and the terms of such plans, until the termination of his employment.

                        (iv) If any question shall arise as to whether during
                  any period the Executive is disabled through any illness, injury, accident or condition of either a physical or psychological nature so as to be unable to perform substantially all of his duties and responsibilities hereunder, the Executive may, and at the request of the Company shall, submit to a medical examination by a physician selected by the Company to whom the Executive or his duly appointed guardian, if any, has no reasonable objection to determine whether the Executive is so disabled, and such determination shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and the Executive shall fail to submit to such medical examination, the Board's determination of the issue shall be binding on the Executive.

                  (c) TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate the Executive's employment hereunder for Cause at any time upon notice to the Executive setting forth in reasonable detail the nature of such Cause. Upon the giving of notice of termination of the Executive's employment hereunder for Cause, the Company shall have no further obligation or liability to the Executive relating to the Executive's employment hereunder, or the termination thereof, other than for Base Salary earned but unpaid through the date of termination.

                  (d) TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE. The Company may terminate the Executive's employment hereunder other than for Cause at any time upon 30 days' notice to the Executive or, at the Company's option, payment to the Executive of 30 days' salary in lieu of such notice, in which case the "date of termination" for purposes of this Agreement shall be the last day of such 30-day period. In the event of such termination, the Company shall pay the Executive (i)

         Base Salary earned but unpaid through the date of termination and (ii) the amount specified in Section 4(g).

                  (e) TERMINATION BY THE EXECUTIVE FOR GOOD REASON. The Executive may terminate his employment hereunder for Good Reason at any time upon notice to the Company setting forth in reasonable detail the nature of such Good Reason. In the event of termination in accordance with this Section, the Company shall pay the Executive (i) Base Salary earned but unpaid through the date of termination and (ii) the amount specified in Section 4(g).

                  (f) TERMINATION BY THE EXECUTIVE OTHER THAN FOR GOOD REASON. The Executive may terminate his employment hereunder other than for Good Reason at any time upon 90 days' notice to the Company; provided, however, that the Board, in its sole discretion, may elect to waive the period of notice or any portion thereof. In the event of termination by the Executive pursuant to this Section, the Company will pay the Executive his Base Salary for the period of notice, except to the extent the period of notice (or any remaining portion thereof) is waived by the Board. Upon the giving of notice of termination of the Executive's employment hereunder pursuant to this Section, the Company shall have no further obligation or liability to the Executive relating to the Executive's employment hereunder, or the termination thereof, other than payment to the Executive of his Base Salary for the period (or portion of such period) indicated above in this Section.

                  (g)    SEVERANCE.

                         (i) Except to the extent provided in subsection (ii)
                  below, in the event that the Executive's employment is terminated (A) by the Company pursuant to Section 4(d) or (B) by the Executive in accordance with Section 4(e), the Executive will be entitled to (a) monthly severance payments, each in an amount equal to 1/12 of the sum of (1) the Base Salary at the time of such termination and (2) the Executive's target fiscal year bonus at the time of termination, pro-rated to the date of termination, and (b) the continuation of benefits for the Executive and his family as set forth in
                  Section 3(d), to the extent permitted by the terms of such plans and by applicable law, in each case for a period of twelve months following such termination. In addition, the Repurchase Right in the Stock Option shall lapse as to 125,000 shares of Common Stock of the Company, adjusted in the event of a stock split, stock dividend or similar transaction.

                        (ii) In the event that the Executive's employment is
                  terminated following a Change of Control (A) by the Executive in accordance with Section 4(f) more than six months but less than twelve months following the Change of Control, (B) by the Executive in accordance with Section 4(e) within six months of the Change of Control or (C) by the Company in accordance with Section 4(d) within six months of the Change of Control, the Executive shall be paid, within ten business days following termination of employment, a lump sum cash amount equal to three hundred percent (300%) of the sum of (A) the Executive's Base Salary immediately prior to the Change of Control and (B) the average of the bonuses paid to the Executive for the two fiscal years immediately preceding the Change of Control or, if two fiscal years have not elapsed, the bonus paid to the Executive for the fiscal year immediately preceding the Change of Control or, if one fiscal year has not elapsed, the target bonus for the not-yet elapsed fiscal year (collectively, the "Change of Control Payment"). In addition, to the extent the Company is able to do so under its existing plans and arrangements, the Company shall continue for a period of three years from the date of termination to provide the Executive with the benefits referred to under Section 3(d) of this Agreement (subject to any contributions required of plan participants generally). The Company's obligation to provide each such benefit shall terminate immediately upon the Executive's becoming eligible (either as a participant or a dependent) to participate in a plan providing comparable benefits sponsored by another employer, except that the Company shall pay any increase in the contribution to premiums required of Executive (or the plan participant of whom the Executive is a dependent, if applicable) in order to participate in such other employer's plan.

                       (iii) The Executive may elect to reduce the total Change
                  of Control Payment so that not more than 299% of the Executive's Base Compensation (for purposes of I.R.C. Section
                  280G) is payable to the Executive.

                        (iv) The Company's obligation to pay and provide the
                  severance benefits under this Section is conditioned on the Executive's prior execution and delivery (without subsequent revocation, to the extent permitted therein) of a release and waiver, in a form reasonably acceptable to the Executive, releasing all claims the Executive may have with respect to the termination of his employment by the Company except for claims based upon monies or benefits then earned or accrued and unpaid.

         5. COVENANT NOT TO COMPETE. For a period of one (1) year from the date the Executive's employment with the Company terminates, regardless of the reason for such termination, the Executive will not engage or become interested, directly or indirectly, as an owner, employee, director, partner, consultant, through stock ownership, investment of capital, lending of money or property, rendering of services, or otherwise, either alone or in association with others, in the operation, management or supervision of any type of business or enterprise that directly or indirectly competes with the business of the Company, as the Company's business is constituted at the time the Executive's employment terminates (a "Competitive Business"); provided, however, that the foregoing shall not be deemed to prohibit the Executive from being employed by or providing services to a Competitive

Business if the nature of such employment or services do not directly or indirectly compete with the business engaged in by the Company at the time the Executive's employment terminates. In addition, during such period, the Executive will not, directly or indirectly, whether on his behalf or on behalf of anyone else, (a) solicit or accept orders from any present or past customer of the Company for a product or service offered or sold by, or competitive with a product or service offered or sold by, the Company; (b) induce or attempt to induce any such customer to cease or reduce such customer's business with the Company; (c) use for the benefit of the Executive or disclose the name and/or requirements of any such customer to any other person or persons, natural or corporate; or (d) solicit any of the Company's employees or consultants to leave the employ of the Company or hire any such employees.

         6.        CONFIDENTIAL INFORMATION.

                  (a) The Executive acknowledges that (i) the Company will continually develop Confidential Information (as such term is defined in Section 9 below), (ii) the Executive may develop Confidential Information for the Company and (iii) the Executive may learn of Confidential Information during the course of his employment. The Executive agrees that, except as required for the proper performance of his duties for the Company, he will not, directly or indirectly, use or disclose any Confidential Information. The Executive understands and agrees that this restriction will continue to apply after his employment terminates, regardless of the reason for termination.

                  (b) The Executive agrees that all Confidential Information which he creates, and to which he has access as a result of his employment, is and shall remain the sole and exclusive property of the Company. Except as required for the proper performance of his duties, the Executive will not copy any documents, tapes or other media containing Confidential Information ("Documents") or remove any Documents, or copies of Documents, from Company premises. The Executive will return to the Company immediately after his employment terminates, and at such other times as may be specified by the Company, all Documents and copies of Documents and all other property of the Company then in his possession or control.

         7. ENFORCEMENT OF COVENANTS. The Executive acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including, without limitation, the restraints imposed upon him pursuant to Sections 5 and 6 hereof. The Executive further agrees that all goodwill of the Company is its exclusive property. The Executive further acknowledges and agrees that, if he acts in breach of any of the covenants contained in Section 5 or 6 hereof, the damage will be irreparable. The Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants, without having to post bond.

         8. CONFLICTING AGREEMENTS. The Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not be in breach or be in conflict with any other agreement to which the Executive is a party or is bound and that the Executive is not subject to any covenants against competition or similar covenants that would affect the performance of his obligations hereunder. The Executive will not disclose or use any proprietary information of a third party without such party's consent.

         9. DEFINITIONS. Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section 9 and as provided elsewhere herein. For purposes of this Agreement, the following definitions apply:

                  (a) "CONFIDENTIAL INFORMATION" means any and all information, inventions, discoveries, ideas, research, engineering methods, practices, processes, systems, formulae, designs, concepts, products, projects, improvements and developments that are not generally known by others, developed by or known to the Executive during the term of his employment by the Company (and not previously) and relating in any respect to the Company, including its business, products or services (or learned by the Executive from a source known to the Executive to be violating an obligation to the Company not to disclose the same) or that are developed by the Executive during his employment by the Company and that have applicability to the business, products or services of the Company, including but not limited to (i) products and services, technical data, methods and processes, (ii) marketing activities and strategic plans, (iii) costs and sources of supply, (iv) the identity and special needs of customers and prospective customers and vendors and prospective vendors, and (v) the people and organizations with whom the Company has or plans to have business relationships and those relationships. Confidential Information also includes such information that the Company may receive or has received belonging to customers or others who do business with the Company and any publication or literary creation of the Executive, developed in whole or in significant part during his employment by the Company, in whatever form published, whose content in whole or in part is competitive in any material respect with the products or services offered by the Company (including, without limitation, as such products or services could reasonably be expected to evolve or be extended in the foreseeable future).

                  (b) "PERSON" means an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization.

                  (c) "GOOD REASON" means (i) failure by the Company to maintain the Executive in the position described in Section 2, (ii) assignment to the Executive of duties materially inconsistent with his nominal position, or the removal of the authority and responsibility which is reasonably necessary for the Executive to carry out his duties in such position, (iii) relocation of the Executive's principal place of work to a location more than 50 miles from Westford, Massachusetts, (iv) failure by the Company to provide the Executive with the compensation and benefits described in Section 3, in each case provided that (x) within 30 days following the date the Executive learns of the onset of such Good Reason, the Executive gives written notice of his resignation identifying the event or change constituting Good Reason and (y) the Company does not alleviate the Good Reason so identified within 30 days following its receipt of such notice from the Executive.

                  (d) "CHANGE OF CONTROL" means the occurrence of any of the following events:

                         (i) any Person becomes the owner of 20% or more of the
                  Company's Common Stock; provided, however, that the Board may unilaterally amend this clause (i) to increase the 20% threshold to any percentage up to, but not exceeding, 50%; or

                        (ii) individuals who, as of the Effective Date,
                  constitute the Board (the "Continuing Directors") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual becoming a director after the Effective Date whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the Continuing Directors will be deemed to be a Continuing Director, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities and Exchange Act of 1934 (the "Exchange Act")) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                       (iii) approval by the shareholders of the Company of a
                  reorganization, merger, consolidation or other transaction that will result in the transfer of ownership of more than 50% of the Company's outstanding shares of Common Stock; or

                        (iv) liquidation or dissolution of the Company or sale
                  of all or substantially all of the Company's assets.

                           In addition, for purposes of this definition of
                  Change of Control the following terms have the meanings set forth below:

                           "COMMON STOCK" means the then outstanding Common
                  Stock of the Company plus, for purposes of determining the stock ownership of any Person, the number of unissued shares of Common Stock which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) upon the exercise of conversion rights, exchange rights, warrants or options or otherwise. Notwithstanding the foregoing, the term "COMMON STOCK" does not include shares of preferred stock or convertible debt or options or warrants to acquire shares of Common Stock (including any shares of Common Stock issued or issuable upon the conversion or exercise thereof) to the extent that the Board expressly so determines in any future transaction or transactions.

                           A Person will be deemed to be the "OWNER" of any
                  Common Stock of which such Person would be the "BENEFICIAL OWNER", as such term is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

                           "PERSON" has the meaning used in Section 13(d) of the
                  Exchange Act, except that "Person" does not include (i) the Executive, an Executive Related Party, or any group of which the Executive or Executive Related Party is a member, or (ii) the Company or a wholly-owned subsidiary of the Company or an employee benefit plan (or related trust) of the Company or of a wholly-owned subsidiary.

                           An "EXECUTIVE RELATED PARTY" means any affiliate or
                  associate of the Executive other than the Company or a subsidiary of the Company. The terms "AFFILIATE" and "ASSOCIATE" have the meanings given in Rule 12b-2 under the Exchange Act; the term "REGISTRANT" in the definition of "associate" means, in this case, the Company.

                  (e) "CAUSE" shall mean (i) conviction of the Executive for a fraudulent act involving the Company or a felony (other than negligent operation of a motor vehicle), (ii) willful misfeasance, illegal, dishonest or negligent conduct which constitutes a breach of the Executive's covenants and obligations under this Agreement or under any applicable legal principle or which involves funds or other assets of the Company, or (iii) any conduct which is likely to have an adverse effect upon the goodwill or business position of the Company; provided, that, with respect to either (ii) or (iii), if the Executive's conduct does not involve willful or dishonest conduct, then, prior to termination, the Company will give the Executive written notice of the conduct constituting "cause" and a reasonable opportunity to cure.

         10. WITHHOLDING. All payments made under this Agreement shall be reduced by any tax or other amounts required to be withheld under applicable law.

         11. ASSIGNMENT. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Executive in the event that the Company shall hereafter effect a reorganization, consolidate with, or merge into, any other Person or transfer all or substantially all of its properties or assets to any other Person. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, and their respective successors, executors, administrators, heirs and permitted assigns.

         12. SEVERABILITY. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         13. WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

         14. NOTICES. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at his last known address on the books of the Company or, in the case of the Company, at the Company's principal place of business, to the attention of the Chief Financial Officer, or to such other address as either party may specify by notice to the other actually received.

         15. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive's employment, including without limitation any agreements relating to employment between the Executive and any corporate predecessor or promoter of the Company, any such agreement being hereby terminated by the mutual agreement of the parties without liability to either party.

         16. AMENDMENT. This Agreement may be amended or modified only by a written instrument signed by the Executive and by an expressly authorized representative of the Company.

         17. HEADINGS. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

         18. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

         19. GOVERNING LAW. This Agreement shall be construed and enforced under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.

         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Executive and by the Company by its duly authorized representative, as of the date first above written.

Executive:                             GENRAD, INC.

/s/ Robert M. Dutkowsky                   /s/ Ed Zschau
                                       By:
-----------------------                   -----------------------
Robert M. Dutkowsky                       Name: Ed Zschau
                                          Title: Chair, Compensation Committee